Exhibit 10.17

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made as of this 30th day of November, 2012, by and between SNC Holdings Corp., a Delaware corporation (“Seller”), and VeriTeQ Acquisition Corporation (d/b/a VeriTeQ Corporation), a Florida corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement, dated as of November 30, 2012 (the “Purchase Agreement”), pursuant to which, and subject to the terms and conditions set forth therein, (i) Seller has agreed, among other things, to assign to Buyer, and Buyer has agreed, among other things, to purchase from Seller, all of Seller’s right, title and interest in, and to, the Purchased Assets, and (ii) Buyer has further agreed, among other things, to assume the Assumed Liabilities from Seller.

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Subject to the terms and conditions of the Purchase Agreement, Buyer hereby assumes all responsibility, liability and obligation with respect to and for the Assumed Liabilities from Seller. Except with respect to the Assumed Liabilities, Buyer assumes none of Seller’s other liabilities or obligations of any kind (whether known or unknown, contingent, matured or otherwise, or whether currently existing or hereinafter created), whether relating to the Purchased Assets or otherwise, all of which shall remain the sole obligation of Seller.

2.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to agreements made, and to be performed, entirely within such State, without regard to the conflict of law principles thereof, and the other terms and provisions of Article VII of the Purchase Agreement.

3.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

4.

This Agreement is being executed and delivered pursuant and subject to the Purchase Agreement. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Purchase Agreement. In the event of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first written above by the respective officers thereunto duly authorized.

SNC HOLDINGS CORP.

By:	/s/ J. Gelles
	Name:	J. Gelles
	Title:	President

VERITEQ ACQUISITION CORPORATION
(d/b/a VERITEQ CORPORATION)

By:	/s/ Scott Silverman
	Name:	Scott Silverman
	Title:	CEO

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]